STATEMENT OF CARL ICAHN, CHAIRMAN OF MARVEL
                    ENTERTAINMENT, ON AGREEMENT TO COMBINE
                              MARVEL AND TOY BIZ
______________________________________________________________________

     NEW YORK, JULY 10, 1997 - Carl Icahn, Chairman of Marvel Entertainment Group Inc. (NYSE:MRV), today issued the following statement regarding the agreement in principle reached today among Marvel, its bondholders, Toy Biz, Inc. (NYSE: TBZ), and The Chase Manhattan Bank to combine Marvel and Toy Biz in a single company controlled by Marvel's current owners.
     "We're pleased that only three weeks after taking control of the Marvel Board we have been able to get all parties together on a mutually beneficial agreement that will reunite Marvel and Toy Biz as one company. Conflicts and divisiveness between the toy company and the rest of Marvel have been a major problem over the last few years and have hurt all of Marvel's constituencies. With this agreement, this problem should now be rectified, and all of Marvel's properties and assets will be combined under one roof where they belong. We want to move quickly to negotiate definitive documentation and obtain the requisite approvals from the Marvel and Toy Biz Boards that will enable us to submit a single, consensual plan to the bankruptcy court."

Contact:  George Sard/Paul Caminiti/Stephanie Pillersdorf
          Sard Verbinnen & Co
          212/687-8080